                                                                    EXHIBIT 11.1

            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                         -----------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEAR ENDED DECEMBER 31,
                         -----------------------------------------------------------------------------------------------------------
                                          1998                               1997                             1996
                         ----------------------------------- ----------------------------------- -----------------------------------
                          Income         Shares    Per-Share   Income       Shares     Per-Share   Income       Shares     Per-Share
                         (Numerator) (Denominator)   Amount  (Numerator) (Denominator)   Amount  (Numerator) (Denominator)  Amount
                         ----------- ------------- --------- ----------- ------------- --------- ----------- ------------- ---------
Income before
   extraordinary credit  $     8,161                         $     7,475                         $    5,710

BASIC EPS
Income available
   to common
   shareholders          $     8,161         4,503 $    1.81 $     7,475         4,659 $    1.60 $    5,710          4,640 $    1.23
                                                   =========                           =========                           =========

EFFECT OF DILUTIVE SECURITIES
   Stock options
                                               122                                  90                                  57
   Convertible
   Preferred A                                  --                                  --                                  --
   Convertible
   Preferred B                                  --                                  --                                  --
                         ----------- -------------           ----------- -------------           ----------- -------------

DILUTED EPS
Income available to common
   shareholders +
   assumed
   conversions           $     8,161         4,625 $    1.76 $     7,475         4,749 $    1.57 $     5,710         4,697 $    1.22
                         =========== ============= ========= =========== ============= ========= =========== ============= =========